UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ecofin Tax-Exempt Private Credit Fund, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following letters will be sent to certain shareholders of Ecofin Tax-Exempt Private Credit Fund, Inc. (the “Fund”), beginning on or about October 2, 2024, regarding the adjournment of the Fund’s Special Meeting of Shareholders.

6363 College Boulevard,

Suite 100A

Overland Park, Kansas 66211

Shareholder Name Address 1 Address 2 Address 3 City, State, Zip

YOUR RESPONSE IS REQUESTED

ECOFIN TAX-EXEMPT PRIVATE CREDIT FUND, INC.

Dear Shareholder:

We have been trying to contact you about an important matter. You have an investment in the Ecofin Tax-Exempt Private Credit Fund.

We would like to speak with you regarding this matter. Please contact us toll-free at 1-866-751-6313 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday. At the time of the call, please reference your Investor ID listed below.

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible. Thank you for attending to this request.

We sincerely appreciate your investment.

Sincerely,

TSIFX Board of Directors

INVESTOR ID:	01234567891	Security ID:	12345678
Shares owned:	01234	Household ID:	01234567891

THIS LETTER RELATES TO YOUR INVESTMENT IN ECOFIN TAX-EXEMPT PRIVATE CREDIT FUND, INC.

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Ecofin Tax-Exempt

Private Credit Fund

SHAREHOLDER MEETING ADJOURNED TO OCTOBER 22, 2024

ECOFIN TAX-EXEMPT PRIVATE CREDIT FUND, INC.

Dear Valued Shareholder:

The Ecofin Tax-Exempt Private Credit Fund Special Meeting of Shareholders originally scheduled to occur on September 30, 2024, has been adjourned to October 22, 2024, due to insufficient responses from eligible shareholders.

YOUR VOTE IS IMPORTANT. OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THE PROPOSALS. PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE TO AVOID AN ADDITIONAL ADJOURNMENT OF THE MEETING.

Shareholders have the option to vote “For”, “Against” or “Abstain” on the enclosed proxy card to have their shares represented at the Special Meeting. In efforts to keep Fund costs down, we’d greatly appreciate your vote on these important proposals.

The polls are still open, so the opportunity to voice your opinion on the proposals outlined on the attached proxy card is now.

Information regarding the Special Meeting and the proposals can be found in the proxy statement. For assistance in voting your shares please call 1 (800) 714-3312.

PROXY VOTING OPTIONS

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at the website indicated on the enclosed voting form and follow the online instructions

3. LIVE with a representative when you call toll-free 1 (800) 714-3312 Monday through Friday 9 a.m. to 10 p.m. Eastern time

Thank you in advance for your participation.

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